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                                                                Exhibit 99.1


NEWS RELEASE
THE LACLEDE GROUP
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                                       720 OLIVE STREET, ST. LOUIS, MO 63101

                                        CONTACT: Richard N. Hargraves
                                                 (314) 342-0652

FOR IMMEDIATE RELEASE

THE LACLEDE GROUP ANNOUNCES IMPROVED
THIRD-QUARTER AND YEAR-TO-DATE EARNINGS


         ST. LOUIS, MO, July 24, 2003 -- The Laclede Group (NYSE: LG) today announced improved earnings for the third quarter of its fiscal year 2003 over the same quarter last year and also for the first nine months of the fiscal year.

         Earnings for the quarter that ended June 30, 2003, were $.11 per share, compared with a loss of $.05 per share for the same period last year. Earnings for the nine months ended June 30, 2003, were $2.04 per share compared to $1.46 per share for the same period last year.

         The Group's core regulated utility subsidiary and the largest natural gas distributor in Missouri, Laclede Gas Company, along with its customers benefited from a new rate design that became effective November 9, 2002, as part of a general rate increase. This rate design lessens the impact of weather on the utility's earnings and recovers fixed costs more evenly during the heating season, which resulted in greater cost recovery during the third quarter of this year compared to last year.

         Laclede Energy Resources, the Laclede Group's non-regulated gas marketing subsidiary, produced improved results due to increased sales. However, the Group's non-


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regulated services operating segment reported decreased results primarily due to the previously reported loss of two major customers and startup costs of entering a new market experienced by SM&P Utility Resources, a facilities locating and marking service company the Group acquired in January 2002.

         Many of the same factors impacted nine-month earnings. Additionally, increased sales of natural gas, due to temperatures in the Laclede Gas service area that were 20% colder than the same period last year and only 1% colder than normal, along with increased off-system sales and capacity release revenues made a significant contribution to the higher earnings.

         Due to the seasonal nature of the core gas utility's business, the Group's earnings are typically concentrated in the colder months of the year. Non-regulated operations may contribute during the warmer months, but generally only partially offset the significant reduction in heating sales during the fourth quarter months of July, August and September.

         NOTE: This news release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company's future operating results may be affected by various uncertainties and risk factors, many of which are beyond the Company's control, including weather conditions, governmental and regulatory policy and action, the competitive environment and economic factors. For a more complete description of these uncertainties and risk factors, see the Company's Form 10-Q for the quarter ending June 30, 2003, to be filed with the Securities and Exchange Commission.






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                                                              UNAUDITED

STATEMENTS OF CONSOLIDATED INCOME


THE LACLEDE GROUP, INC.
(Thousands, Except Per Share Amounts)

                                                                               THREE MONTHS ENDED           NINE MONTHS ENDED
                                                                                    JUNE 30,                    JUNE 30,
                                                                            -----------------------     -----------------------
                                                                               2003          2002          2003          2002
                                                                               ----          ----          ----          ----
OPERATING REVENUES:
    Regulated
      Gas distribution . . . . . . . . . . . . . . . . . . . . . . . . . .  $ 114,207     $  87,284     $ 688,828     $ 527,297
    Non-Regulated
      Services . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     27,276        39,482        75,414        54,756
      Gas marketing. . . . . . . . . . . . . . . . . . . . . . . . . . . .     41,762        19,650       118,903        44,029
      Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3,350           844         5,800         3,285
                                                                            ----------    ----------    ----------    ----------
                                              Total operating revenues . .    186,595       147,260       888,945       629,367
                                                                            ----------    ----------    ----------    ----------
OPERATING EXPENSES:
    Regulated
       Natural and propane gas. . . . . . . . . . . . . . . . . . . . . . .     60,293        41,565       442,054       313,274
       Other operation expenses . . . . . . . . . . . . . . . . . . . . . .     27,097        25,497        88,084        80,577
       Maintenance. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4,583         4,547        13,977        13,179
       Depreciation and amortization. . . . . . . . . . . . . . . . . . . .      5,579         6,106        16,668        18,741
       Taxes, other than income taxes . . . . . . . . . . . . . . . . . . .     11,553         9,752        48,260        41,088
                                                                            ----------    ----------    ----------    ----------
                                   Total regulated operating expenses . . .    109,105        87,467       609,043       466,859
    Non-Regulated
      Services. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     24,801        35,874        78,161        54,054
      Gas marketing . . . . . . . . . . . . . . . . . . . . . . . . . . . .     40,381        19,058       115,228        43,594
      Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3,185           898         5,269         3,122
                                                                            ----------    ----------    ----------    ----------
                                              Total operating expenses  . .    177,472       143,297       807,701       567,629
                                                                            ----------    ----------    ----------    ----------
OPERATING INCOME. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9,123         3,963        81,244        61,738
OTHER INCOME AND (INCOME DEDUCTIONS) - NET. . . . . . . . . . . . . . . . .         12           (55)          469           694
                                                                            ----------    ----------    ----------    ----------
INCOME BEFORE INTEREST AND INCOME TAXES . . . . . . . . . . . . . . . . . .      9,135         3,908        81,713        62,432
                                                                            ----------    ----------    ----------    ----------

INTEREST CHARGES:
    Interest on long-term debt. . . . . . . . . . . . . . . . . . . . . . .      4,945         5,205        15,355        15,615
    Preferred dividends and subsidiary trust distributions. . . . . . . . .        866             -         1,877             -
    Other interest charges. . . . . . . . . . . . . . . . . . . . . . . . .        810         1,129         3,112         3,868
                                                                            ----------    ----------    ----------    ----------
                                              Total interest charges  . . .      6,621         6,334        20,344        19,483
                                                                            ----------    ----------    ----------    ----------
INCOME (LOSS) BEFORE INCOME TAXES . . . . . . . . . . . . . . . . . . . . .      2,514        (2,426)       61,369        42,949
INCOME TAX EXPENSE (BENEFIT). . . . . . . . . . . . . . . . . . . . . . . .        476        (1,532)       22,635        15,350
                                                                            ----------    ----------    ----------    ----------
NET INCOME (LOSS) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2,038          (894)       38,734        27,599
DIVIDENDS ON REDEEMABLE PREFERRED STOCK - LACLEDE GAS . . . . . . . . . . .         16            16            47            52
                                                                            ----------    ----------    ----------    ----------
NET INCOME (LOSS) APPLICABLE TO COMMON STOCK. . . . . . . . . . . . . . . . $    2,022    $     (910)   $   38,687    $   27,547
                                                                            ==========    ==========    ==========    ==========



AVERAGE NUMBER OF COMMON SHARES OUTSTANDING . . . . . . . . . . . . . . . .     19,044        18,878        19,002        18,878
BASIC EARNINGS (LOSS) PER SHARE OF COMMON STOCK . . . . . . . . . . . . . . $     0.11    $    (0.05)   $     2.04    $     1.46
DILUTED EARNINGS (LOSS) PER SHARE OF COMMON STOCK . . . . . . . . . . . . . $     0.11    $    (0.05)   $     2.04    $     1.46


CERTAIN PRIOR-PERIOD AMOUNTS HAVE BEEN RECLASSIFIED TO CONFORM TO CURRENT-YEAR PRESENTATION.
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